EXHIBIT 10.21
SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS
 WITH MIDAMERICAN ENERGY HOLDINGS COMPANY
 NAMED EXECUTIVE OFFICERS AND DIRECTORS

MidAmerican Energy Holdings Company’s (“MEHC”) continuing named executive officers each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other compensation and benefit plans described in MEHC’s Annual Report on Form 10-K.

The named executive officers are also eligible to receive a cash incentive award under MEHC’s Performance Incentive Plan (“PIP”). The PIP provides for a discretionary annual cash award that is determined on a subjective basis and paid in December. In addition to the PIP, the named executive officers are eligible to receive discretionary cash performance awards periodically during the year to reward the accomplishment of significant non-recurring tasks or projects. Messrs. David L. Sokol and Gregory E. Abel have not been granted discretionary cash performance awards in the past five years. Messrs. Patrick J. Goodman and Douglas L. Anderson and Ms. Maureen E. Sammon are participants in MEHC’s Long-Term Incentive Partnership Plan (“LTIP”). Messrs. Sokol and Abel do not participate in the LTIP. A copy of the LTIP is attached as Exhibit 10.11 to the MEHC Annual Report on Form 10-K. Messrs. Sokol and Abel are participants in MEHC’s Incremental Profit Sharing Plan (“IPSP”). Messrs. Goodman and Anderson and Ms. Sammon do not participate in the IPSP. A copy of Mr. Sokol’s IPSP and Mr. Abel’s IPSP are attached as Exhibits 10.2 and 10.4, respectively, to the MEHC Annual Report on Form 10-K.

Base salary for continuing named executive officers for MEHC’s fiscal year ending December 31, 2010, is shown in the following table:

Name and Title	Base Salary
David L. Sokol Chairman of the Board	$750,000

Gregory E. Abel President and Chief Executive Officer	$1,000,000

Patrick J. Goodman Senior Vice President and Chief Financial Officer	$340,000

Douglas L. Anderson Senior Vice President and General Counsel	$308,000

Maureen E. Sammon Senior Vice President and Chief Administrative Officer	$221,000

Messrs. Sokol and Abel are directors of MEHC, but do not receive additional compensation for their service as directors other than what they receive as employees of MEHC. The other members of the MEHC board of directors do not receive compensation for their service as directors.